UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2026

North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As of August 1, 2026, North Haven Private Income Fund LLC (“we”, the “Company” or the “Fund”), sold approximately 317,050 of the Company’s Class S units (the “Units”) for an aggregate offering price of approximately $5.67 million, reflecting a purchase price of $17.89 per unit (with the final number of Units being determined on August 21, 2026).

The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On August 25, 2026, the Company disclosed the below information.

Distribution:

On August 21, 2026, the Fund declared a distribution to unitholders of record in the amount of $0.1204 per unit. The distribution will be payable on or around September 3, 2026 to unitholders of record as of August 31, 2026.

Company's Portfolio:

As of July 31, 2026, the Company had investments in 296 portfolio companies across 43 industries with an aggregate par value of approximately $6,762.6 million, which consisted of approximately 96.4% first lien debt investments, approximately 0.4% second lien debt investments and approximately 3.2% other securities and investment funds, based on par value or, in the case of equity investments, cost. As of July 31, 2026, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of July 31, 2026, approximately 94.7% of the Company’s total investment commitments were in private senior secured loans, equity investments and investments in joint ventures and approximately 5.3% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

During the period from July 1, 2026 through July 31, 2026, the Company had new investment commitments of approximately $3.0 million, approximately 100.0% of which were private senior secured loans.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of July 31, 2026:

Industry	Par or Cost ($ in millions)	% of Total
Software	$1,568.5	23.2%
Insurance Services	629.6	9.3
Commercial Services & Supplies	597.9	8.8
Health Care Providers & Services	459.0	6.8
IT Services	414.6	6.1
Professional Services	394.8	5.8
Diversified Consumer Services	348.5	5.2
Financial Services	183.7	2.7
Real Estate Management & Development	173.2	2.6
Automobiles	170.3	2.5
Others	1,822.5	27.0
Total	$6,762.6	100.0%

The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of July 31, 2026:

Issuer	Industry	Par or Cost ($ in millions)	% of Total
Integrity Marketing Acquisition, LLC	Insurance Services	$112.5	1.7%
North Haven Keystone LLC	Investments in Joint Ventures	110.4	1.6
World Insurance Associates, LLC	Insurance Services	100.5	1.5
VRC Companies, LLC	Commercial Services & Supplies	88.0	1.3
Granicus, Inc	Software	87.6	1.3
Redwood Services Group, LLC	IT Services	83.9	1.2
Aptean, Inc	Industrial Conglomerates	83.2	1.2
MRI Software, LLC	Real Estate Management & Development	80.6	1.2
Diligent Corporation	Software	80.3	1.2
Pareto Health Intermediate Holdings, Inc.	Health Care Providers & Services	79.6	1.2
Others		5,856.0	86.6
Total		$6,762.6	100.0%

Net Asset Value:

As of July 31, 2026, the Company's aggregate Net Asset Value ("NAV") is estimated to be approximately $3,106.4 million. As of July 31, 2026, the Company had approximately $2,918.0 million of debt outstanding (at principal). This estimate of the Company's aggregate net asset value did not and will not undergo the Company's customary quarter-end financial closing procedures and may differ materially from future estimates of net asset value or net asset value determinations, including the determination as of September 30, 2026, which will undergo the Company’s customary quarter-end financial closing procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026	North Haven Private Income Fund LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer